Exhibit 99.3
BOYD GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based upon and should be read in conjunction with the historical consolidated financial statements and related notes of Boyd Gaming Corporation (“Boyd”) included in Boyd’s Form 10-Q for the period ended September 30, 2018, as filed with the Securities Exchange Commission ("SEC") on November 8, 2018 and Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 28, 2018, which was superseded by our Current Report on Form 8-K filed with the SEC on June 28, 2018. Boyd acquired Ameristar Casino Kansas City, LLC (“Ameristar Kansas City”), the owner and operator of Ameristar Casino Hotel Kansas City; Ameristar Casino St. Charles, LLC (“Ameristar St. Charles”), the owner and operator of Ameristar Casino Resort Spa St. Charles; Belterra Resort Indiana LLC (“Belterra Resort”), the owner and operator of Belterra Casino Resort located in Florence, Indiana; and PNK (Ohio) LLC (“Belterra Park”), the owner and operator of Belterra Park, located in Cincinnati, Ohio, on October 15, 2018. Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park are collectively referred to as the “Acquired Companies”.
The unaudited pro forma condensed combined balance sheet presents the combined financial position of Boyd and the Acquired Companies as if the acquisition was consummated on September 30, 2018. The unaudited pro forma condensed combined balance sheet gives effect to (i) the acquisition of the Acquired Companies by Boyd; (ii) certain adjustments that are directly attributable to the acquisition of the Acquired Companies; and (iii) the incremental debt incurred.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018, and the year ended December 31, 2017, give effect to (i) the acquisition of the Acquired Companies by Boyd; (ii) certain adjustments that are directly attributable to the acquisition of the Acquired Companies and will have continuing impact; and (iii) Boyd’s financing of the acquisition. These unaudited pro forma condensed combined statements of operations assume that these transactions were consummated on January 1, 2017.
The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by Boyd’s management. The pro forma information is for informational purposes only and is not intended to be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Boyd and the Acquired Companies for future periods. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements of Boyd are prepared in accordance with Article 11 of Regulation S-X.

BOYD GAMING CORPORATION
Pro Forma Condensed Combined Balance Sheet
as of September 30, 2018
(unaudited)

	September 30, 2018
	Boyd Gaming	Acquired	Pro Forma
	Corporation	Companies	Adjustments		Pro Forma
	(Note 3)	(Note 4)	(Note 5)		Combined
(In millions)
ASSETS
Current assets
Cash and cash equivalents	$440.9	$41.8	$400.0	(a)	$275.4
			(607.3)	(b)
Restricted cash	33.6	—			33.6
Accounts receivable, net	39.7	11.8			51.5
Inventories	16.4	3.1			19.5
Prepaid expenses and other current assets	46.3	6.7			53.0
Income taxes receivable	5.2				5.2
Total current assets	582.1	63.4	(207.3)		438.2
Property and equipment, net	2,547.0	924.2	(763.1)	(c)	2,647.7
			(60.4)	(d)
Other assets, net	94.8	0.1			94.9
Intangible assets, net	844.2	195.6	212.7	(e)	1,252.5
Goodwill, net	1,201.9	159.8	5.0	(f)	1,366.7
Other long-term tax assets	5.2	—			5.2
Total assets	$5,275.2	$1,343.1	$(813.1)		$5,805.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$93.9	$16.4			$110.3
Current maturities of long-term debt	18.0	3.0	(3.0)	(g)	18.0
Accrued liabilities	313.3	55.7			369.0
Income tax payable	0.7	—			0.7
Total current liabilities	425.9	75.1	(3.0)		498.0
Long-term debt, net of current maturities and debt issuance costs	3,531.1	820.4	400.0	(a)	3,988.8
			(820.4)	(g)
			57.7	(h)
Deferred income taxes	109.5	2.0	(2.0)	(i)	109.5
Other long-term tax liabilities	3.6	—			3.6
Other liabilities	63.3	0.2			63.5
Commitments and contingencies
Stockholders' equity
Common stock	1.1	—			1.1
Additional paid-in capital	904.6	522.3	(522.3)	(j)	904.6
Retained earnings (Accumulated Deficit)	237.1	(76.9)	76.9	(j)	237.1
Accumulated other comprehensive loss	(1.0)	—			(1.0)
Total stockholders' equity	1,141.8	445.4	(445.4)		1,141.8
Total liabilities and stockholders' equity	$5,275.2	$1,343.1	$(813.1)		$5,805.2

BOYD GAMING CORPORATION
Pro Forma Condensed Combined Statement of Operations
for the nine months ended September 30, 2018
(unaudited)

	Nine Months Ended September 30, 2018
	Boyd Gaming	Acquired	Pro Forma
	Corporation	Companies	Adjustments		Pro Forma
	(Note 3)	(Note 4)	(Note 6)		Combined
(In millions, except per share data)
Revenues
Gaming	$1,335.0	$398.0	$—		$1,733.0
Food & beverage	259.0	60.9			319.9
Room	145.3	33.5			178.8
Other	95.8	18.7			114.5
Total revenues	1,835.1	511.1	—		2,346.2
Operating costs and expenses
Gaming	580.5	204.3			784.8
Food & beverage	246.5	56.8			303.3
Room	64.8	12.6			77.4
Other	63.6	11.2			74.8
Selling, general and administrative	263.7	93.0	72.9	(b)	429.6
Maintenance and utilities	89.5	—			89.5
Depreciation and amortization	159.9	53.5	(28.6)	(c)	194.0
			1.4	(d)
			7.8	(e)
Corporate expense	75.0	—			75.0
Project development, preopening and writedowns	27.8	1.9			29.7
Impairments of assets	1.0	—			1.0
Other operating items, net	2.2	—			2.2
Total operating costs and expenses	1,574.5	433.3	53.5		2,061.3
Operating income	260.6	77.8	(53.5)		284.9
Other expense (income)
Interest income	(3.2)	—			(3.2)
Interest expense, net of amounts capitalized	143.9	70.9	(70.9)	(f)	158.3
			9.6	(g)
			4.8	(h)
Loss on early extinguishments and modifications of debt	0.1	—			0.1
Other, net	(0.4)	—			(0.4)
Total other expense, net	140.4	70.9	(56.5)		154.8
Income from continuing operations before income taxes	120.2	6.9	3.0		130.1
Income tax (provision) benefit	(28.4)	2.5	(0.8)	(i)	(26.7)
Income from continuing operations, net of tax	$91.8	$9.4	$2.2		$103.4

Basic net income per common share
Continuing operations	$0.81	$0.08	$0.02		$0.91
Weighted average basic shares outstanding	114,443	114,443	114,443		114,443

Diluted net income per common share
Continuing operations	$0.80	$0.08	$0.02		$0.90
Weighted average diluted shares outstanding	115,147	115,147	115,147		115,147

BOYD GAMING CORPORATION
Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2017
(unaudited)

	Year Ended December 31, 2017
	Boyd Gaming	Acquired	Pro Forma
	Corporation	Companies	Adjustments		Pro Forma
	(Note 3)	(Note 4)	(Note 6)		Combined
(In millions, except per share data)
Revenues
Gaming	$1,740.2	$592.4	$(63.8)	(a)	$2,268.8
Food & beverage	346.4	45.8	32.1	(a)	424.3
Room	186.8	14.7	27.2	(a)	228.7
Other	127.4	23.5	1.7	(a)	152.6
Total revenues	2,400.8	676.4	(2.8)		3,074.4
Operating costs and expenses
Gaming	759.6	323.2	(49.1)	(a)	1,033.7
Food & beverage	335.5	40.9	33.5	(a)	409.9
Room	85.2	7.7	8.1	(a)	101.0
Other	83.6	10.6	4.5	(a)	98.7
Selling, general and administrative	362.0	122.2	97.2	(b)	581.4
Maintenance and utilities	109.5	—			109.5
Depreciation and amortization	217.5	73.1	(38.2)	(c)	268.0
			1.9	(d)
			13.7	(e)
Corporate expense	88.1	—			88.1
Project development, preopening and writedowns	14.5	2.3			16.8
Impairments of assets	(0.4)	—			(0.4)
Other operating items, net	1.9	—			1.9
Total operating costs and expenses	2,057.0	580.0	71.6		2,708.6
Operating income	343.8	96.4	(74.4)		365.8
Other expense (income)
Interest income	(1.8)	—			(1.8)
Interest expense, net of amounts capitalized	173.1	88.2	(88.2)	(f)	195.9
			16.4	(g)
			6.4	(h)
Loss on early extinguishments and modifications of debt	1.6	—			1.6
Other, net	(0.2)	—			(0.2)
Total other expense, net	172.7	88.2	(65.4)		195.5
Income from continuing operations before income taxes	171.1	8.2	(9.0)		170.3
Income tax (provision) benefit	(3.1)	8.1	3.0	(i)	8.0
Income from continuing operations, net of tax	$168.0	$16.3	$(6.0)		$178.3

Basic net income per common share
Continuing operations	$1.46	$0.14	$(0.06)		$1.54
Weighted average basic shares outstanding	114,957	114,957	114,957		114,957

Diluted net income per common share
Continuing operations	$1.45	$0.14	$(0.06)		$1.53
Weighted average diluted shares outstanding	115,628	115,628	115,628		115,628

BOYD GAMING CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information
as of September 30, 2018, for the nine months ended September 30, 2018 and for the year ended December 31, 2017

Note 1 – Boyd acquired the Acquired Companies pursuant to a Membership Interest Purchase Agreement (as amended, the "Pinnacle Purchase Agreement"), made and entered into on December 17, 2017, by and among Boyd, Boyd TCIV, LLC, a wholly owned subsidiary of Boyd (“Boyd TCIV”), Penn National Gaming, Inc. ("Penn"), and, Pinnacle Entertainment, Inc. ("Pinnacle Entertainment") and its wholly owned subsidiary, Pinnacle MLS, LLC (collectively with Pinnacle Entertainment, "Pinnacle"). Pursuant to the Pinnacle Purchase Agreement, Boyd acquired from Pinnacle all of the issued and outstanding membership interests of the Acquired Companies as well as certain other assets (and assumed certain other liabilities) of Pinnacle related to the Acquired Companies (collectively, the "Pinnacle Acquisition"). Each of the Acquired Companies is now a wholly owned subsidiary of Boyd.
Pursuant to the Pinnacle Purchase Agreement, Boyd TCIV entered into a Master Lease, dated October 15, 2018 (the "Master Lease"), with Gold Merger Sub, LLC ("Gold Merger Sub"), as landlord, and Boyd TCIV, as tenant, pursuant to which the landlord agreed to lease to Boyd TCIV the facilities associated with Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Ogle Haus, LLC, a wholly owned subsidiary of Belterra Resort (“Ogle Haus”), commencing on October 15, 2018 and ending on April 30, 2026 as the initial term, with options for renewal.
Concurrently with the Pinnacle Acquisition, Boyd (Ohio) PropCo, LLC, a wholly owned subsidiary of Boyd TCIV ("Boyd PropCo"), acquired the real estate associated with Belterra Park in Cincinnati, Ohio (the "Belterra Park Real Property Sale") utilizing mortgage financing from a subsidiary of Gaming and Leisure Properties, Inc. ("GLPI"), pursuant to a purchase agreement, dated December 17, 2017 ("Belterra Park Purchase Agreement), by and among Penn, Gold Merger Sub, a wholly owned subsidiary of GLPI, Belterra Park and Pinnacle Entertainment, and a Novation and Amendment Agreement, dated October 15, 2018 (the "Novation Agreement"), by and among Penn, Gold Merger Sub, Boyd PropCo, Belterra Park and Pinnacle Entertainment. Pursuant to the Novation Agreement, Gold Merger Sub, the original purchaser under the Belterra Park Purchase Agreement, assigned, transferred and conveyed to Boyd PropCo and Boyd PropCo accepted Gold Merger Sub’s rights, title and interest in the Belterra Park Purchase Agreement.
The consideration paid for the Acquired Companies is $665.0 million. The following table sets forth the preliminary allocation of the purchase price. The purchase price allocation began in fourth quarter 2018 and will be completed within one year of the date of acquisition. The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on currently available information including independent appraisals, discounted cash flows analyses, quoted market prices and estimates by management.

(in millions)
Cash paid	$607.3
Mortgage payable to GLPI	57.7
Pro forma purchase price	$665.0

The preliminary allocation of the pro forma purchase price is as follows:

(in millions)
Property and equipment	$100.7
Goodwill and other intangible assets	575.1
Other, net	(10.8)
$665.0
Note 2 - During April 2016, Pinnacle completed a transaction in which the real property assets, including the assets of Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Ogle Haus, were sold to a subsidiary of GLPI, and the assets were immediately leased by Pinnacle pursuant to a master lease. Pinnacle determined that the transactions did not qualify as a sale-leaseback under ASC Topic 840, Leases, so the lease was accounted for by Pinnacle as a financing transaction and the facilities remained on their balance sheet. The historical financial statements of the Acquired Companies therefore reflect the real property and financing obligation.
Boyd has concluded that the Master Lease for these assets is a new lease, and that the Master Lease qualifies as an operating lease. As a result, the real property assets, the financing obligation and associated income statement affects recorded on the Acquired Companies's financial statements will not be recorded by Boyd on its financial statements following the Pinnacle Acquisition and as reflected in the pro forma adjustments.
Note 3 – Historical financial information for Boyd as of and for the nine months ended September 30, 2018, and the year ended December 31, 2017, has been derived from Boyd’s historical financial statements.

BOYD GAMING CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information (Continued)
as of September 30, 2018, for the nine months ended September 30, 2018 and for the year ended December 31, 2017

Note 4 – Historical financial information for the Acquired Companies as of and for the nine months ended September 30, 2018, and the year ended December 31, 2017, has been derived from the Acquired Companies historical financial statements.
Note 5 – Following are brief descriptions of the pro forma adjustments to the pro forma condensed combined balance sheet to reflect the acquisition of the Acquired Companies.

(a)
To record the proceeds from borrowings under the revolving credit facility to fund a portion of the cash purchase price. The remainder of the cash purchase price was funded using the remaining proceeds from Boyd’s June 2018 issuance of 6.000% Senior Notes due 2026.

(b)	To record cash payments made directly to the seller.

(c)	To remove from property and equipment the net book value of the real estate assets subject to the Master Lease (see Note 2).

(d)	To adjust the recorded value of property and equipment to reflect its estimated fair value at the transaction date.

(e)	To record the incremental intangible assets as a result of the preliminary purchase price allocation.

(f)	To record the incremental goodwill arising from the preliminary purchase price allocation.

(g)	To record the removal of the financing obligation (see Note 2).

(h)	To record the incurrence of the Belterra Park Mortgage.

(i)	To adjust deferred income balance to reflect the impact of the acquisition.

(j)	To record the elimination of the members' equity of the Acquired Companies as a result of the transaction.
Note 6 – Following are brief descriptions of the pro forma adjustments to the pro forma condensed combined statements of operations to reflect the acquisition of the Acquired Companies.

(a)
The Acquired Companies adopted the provisions of ASC 606, Revenue from Contracts with Customers, on a modified retrospective basis effective January 1, 2018. As such, the audited financial statement for the year ended December 31, 2017, for the Acquired Companies do not reflect the impact on its financial statements of ASC 606. This adjustment records the estimated impact of ASC 606 as if the guidance were adopted January 1, 2017.

(b)	To record the rent expense to be incurred under the Master lease.

(c)
To remove the annual depreciation expense of the property and equipment assets that are subject to the Master Lease and reported by the Acquired Companies due to the failed sale-leaseback transaction (see Note 2).

(d)
To record incremental depreciation expense due to the adjustment of property and equipment to estimated fair value and the allocation of a portion of the purchase price to amortizing intangible assets. For purposes of this pro forma financial information, depreciation expense related to the acquired property and equipment is based on estimated useful lives of 3 to 40 years for buildings and improvements, 9 to 10 years for site and leasehold improvements; and 3 to 6 years for furniture, fixtures and equipment, including gaming equipment.

(e)
To record incremental amortization expense related to amortizing intangible assets, which includes the preliminary purchase price allocated to a customer loyalty program, valued at $40.6 million and amortizing on an accelerated basis over a seven-year term. The projected amortization expense for intangible assets to be recognized over the first five years after the closing of the Pinnacle Acquisition is as follows:

Amount (in millions)
Year 1	$13.7
Year 2	10.4
Year 3	7.4
Year 4	4.7
Year 5	2.3

BOYD GAMING CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information (Continued)
as of September 30, 2018, for the nine months ended September 30, 2018 and for the year ended December 31, 2017

(f)	To record the reversal of interest expense reported by the Acquired Companies on the financing obligation (see Note 2).

(g)
To record the increase in interest expense incurred on the incremental borrowings incurred by Boyd to fund the Pinnacle Acquisition, including amortization of original issue discounts, debt issue costs and deferred finance charges.

(h)	To record the increase in interest expense incurred on the borrowing incurred by Boyd to fund the Belterra Park purchase.

(i)
To record the estimated tax effect of the pro forma adjustments. The estimated provision for state and federal income taxes was calculated using a statutory combined effective tax rate of 25.3% for the nine months ended September 30, 2018 and 33.1% for the year ended December 31, 2017.